EXECUTION VERSION

            Neuberger Berman Real Estate Securities Income Fund Inc.
                            (a Maryland corporation)

                 9,800 Auction Market Preferred Shares ("AMPS")
                        2,450 Shares 1.10% AMPS, Series A
                        2,450 Shares 1.10% AMPS, Series B
                        2,450 Shares 1.10% AMPS, Series C
                        2,450 Shares 1.10% AMPS, Series D
                    Liquidation Preference $25,000 per share


                               PURCHASE AGREEMENT

                                                                January 27, 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      Neuberger Berman Real Estate Securities Income Fund Inc., a Maryland corporation (the "Fund"), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 9,800 Shares of its Auction Market Preferred Shares, Series A, Series B, Series C and Series D, par value $.0001 per share, liquidation preference $25,000 per share (the "AMPS"). The AMPS will be authorized by, and subject to the terms and conditions of, the Articles of Incorporation of the Fund, including the Articles Supplementary Creating and Fixing the Rights of Auction Preferred Shares (the "Articles Supplementary"), as amended through January 27, 2004 (the "Charter"), in the form filed as an exhibit to the Registration Statement referred to in the second following paragraph of this Agreement, as the same may be amended from time to time. The Fund and the Fund's investment adviser, Neuberger Berman Management Inc., a New York corporation ("NB Management"), and its investment sub-adviser, Neuberger Berman, LLC, a Delaware limited liability company ("NB LLC") (each, an "Adviser" and together, the "Advisers"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in SCHEDULE A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of AMPS set forth in said SCHEDULE A.

      The Fund understands that the Underwriters propose to make a public offering of the AMPS as soon as the Representative deems advisable after this Agreement has been executed and delivered.

      The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-111033 and No. 811-21421) covering the registration of the AMPS under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Fund will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act") (the "Rules and Regulations") and paragraph (c) or (h) of Rule 497 ("Rule 497")

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of the Rules and Regulations or (ii) if  the  Fund  has  elected  to  rely  upon
Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b)  of  Rule 430A  is  referred  to  as  "Rule 430A  Information"  or
(b) pursuant  to  paragraph (d)  of  Rule 434   is   referred  to  as  "Rule 434
Information."   Each prospectus used before such registration  statement  became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the
"Rule 462(b)   Registration   Statement,"   and   after  such  filing  the  term
"Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in
connection with the offering of the AMPS is herein called the "Prospectus."   If
Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated January 23, 2004 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1.      Representations and Warranties.

      (a)REPRESENTATIONS AND WARRANTIES BY THE FUND AND THE ADVISERS. The Fund and the Advisers jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agree with each Underwriter, as follows:

            (i)   COMPLIANCE  WITH  REGISTRATION  REQUIREMENTS.    Each  of  the
      Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and

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      the  Rules and Regulations and did not and  will  not  contain  an  untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed  as part of the
      Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

            (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

            (iii) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly in accordance with generally accepted accounting principles ("GAAP") in all material respects the financial position of the Fund at the date indicated; said statement has been prepared in conformity with GAAP.

            (iv) EXPENSE SUMMARY. The information set forth in the Prospectus in the Fee Table, if any, has been prepared in accordance in all material respects with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

            (v) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the
      Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, other than as a result of a change in the financial markets generally, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock, other than those declared on December 18, 2003, paid on January 5, 2004 and to be paid on January 30, 2004, February 27, 2004 and March 31, 2004.

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            (vi)    GOOD STANDING OF THE FUND.  The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii)   NO SUBSIDIARIES. The Fund has no subsidiaries.

            (viii) INVESTMENT COMPANY STATUS. The Fund is duly registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund, threatened by the Commission.

            (ix) OFFICERS AND DIRECTORS. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and no person is serving or acting as an investment adviser of the Fund except in accordance with the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement or the Prospectus (or any amendment or supplement to either of them), to the knowledge of the Fund after due inquiry, no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter.

            (x) CAPITALIZATION. The authorized shares of common stock of the Fund are as set forth in the Prospectus as of the date thereof under the caption "Description of Common Shares." All issued and outstanding shares of common stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of common stock of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

            (xi) AUTHORIZATION AND DESCRIPTION OF AMPS. The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The AMPS conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights of holders of AMPS set forth in the Charter; and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Fund.

            (xii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Fund.

            (xiii) ABSENCE OF DEFAULTS AND CONFLICTS. The Fund is not in violation of its Charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this

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      Agreement,  the Management  Agreement,  the  Sub-Advisory  Agreement,  the
      Administration Agreement, the Custodian Agreement, the Transfer Agent and Service Agreement and the Auction Agency Agreement referred to in the Registration Statement (as used herein, the "Management Agreement," the "Sub-Advisory Agreement, the "Administration Agreement," the "Custodian Agreement," the "Transfer Agency Agreement" and the "Auction Agency
      Agreement,"   respectively)  and  the  consummation  of  the  transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

            (xiv) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Advisers, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

            (xv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

            (xvi) POSSESSION OF INTELLECTUAL PROPERTY. The Fund owns, has the right to use or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision,

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

      ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xvii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as may be required under state securities laws.

            (xviii) POSSESSION OF LICENSES AND PERMITS. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xix) SUBCHAPTER M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

            (xx) DISTRIBUTION OF OFFERING MATERIALS. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and
      (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, a preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

            (xxi)   MATERIAL   AGREEMENTS.   This   Agreement,   the  Management
      Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein and each complies with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement, each of the Management Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

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

            (xxii) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

      (b)  REPRESENTATIONS   AND  WARRANTIES  BY  THE  ADVISERS.   The  Advisers
represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof as follows:

            (i) GOOD STANDING OF THE ADVISERS. NB Management has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of New York, and NB LLC has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full corporate or limited liability company, respectively, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and each is duly qualified as a foreign corporation or limited liability company, respectively, to transact business and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business (an "Adviser Material Adverse Effect").

            (ii) INVESTMENT ADVISER STATUS. Each of the Advisers is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

            (iii) CAPITALIZATION.   Each  of  the  Advisers  has  the  financial
      resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

            (iv) AUTHORIZATION OF AGREEMENTS; ABSENCE OF DEFAULTS AND CONFLICTS. This Agreement, the Management Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by each Adviser that is a party thereto, and (assuming the due authorization, execution and delivery by each of the parties thereto) the Management Agreement and the Sub-Advisory Agreement each constitutes a valid and binding obligation of each respective Adviser that is a party thereto, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and neither the execution and delivery of this Agreement, the Management Agreement and the Sub-Advisory Agreement nor the performance by either of the Advisers of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which either Adviser is a party or by which it is bound, (ii) the certificate of incorporation, the by-laws or other organizational documents of the Advisers, or (iii) to each Adviser's knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Advisers or their respective properties or operations other than, in clauses (i) and (iii), any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Advisers of the transactions contemplated by this Agreement, the Management Agreement or the Sub-Advisory Agreement, except as have been obtained or will have been obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

         (v)   NO MATERIAL  ADVERSE  CHANGE.  Since the  respective  dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a material adverse effect on the ability of either Adviser to perform its respective obligations under this Agreement and the respective Management Agreement and Sub-Advisory Agreement to which it is a party.

        (vi) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisers, threatened against or affecting the Advisers or any "affiliated person" of the Advisers (as such term is defined in the 1940
      Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which would reasonably be expected to result in any Adviser Material Adverse Effect or materially and adversely affect the ability of the Advisers to function as an investment adviser with respect to the Fund or perform their obligations under the Management Agreement or the Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

        (vii) ABSENCE OF VIOLATION OR DEFAULT. Each Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that would not result in an Adviser Material Adverse Effect.

      (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Fund or the Advisers delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Advisers, as the case may be, to each Underwriter as to the matters covered thereby.

      SECTION 2.      Sale and Delivery to Underwriters; Closing.

      (a) AMPS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in SCHEDULE B, the number of AMPS set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional number of AMPS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) COMMISSION. The Fund agrees to pay to the Underwriters a commission set forth in Schedule B as compensation to the Underwriters for their commitments under this Agreement.

      (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Kirkpatrick & Lockhart LLP, or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called "Closing Time").

      Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the AMPS to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the AMPS that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the AMPS to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d)   DENOMINATIONS;  REGISTRATION.  Certificates  for the  AMPS,  if any,
shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the AMPS, if any, will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

      SECTION 3.      Covenants.

      (a)  The Fund covenants with each Underwriter as follows:

            (i) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

            (ii) FILING OF AMENDMENTS. The Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

            (iii) DELIVERY OF REGISTRATION STATEMENTS. The Fund has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (iv) DELIVERY OF PROSPECTUSES. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (v) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (vi) BLUE SKY QUALIFICATIONS. The Fund will cooperate with the Underwriters, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and to maintain such qualifications so long as required for the distribution of the AMPS; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (vii) RULE 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (viii) USE OF PROCEEDS. The Fund will use the net proceeds received by it from the sale of the AMPS in the manner specified in the Prospectus under "Use of Proceeds".

            (ix) REPORTING REQUIREMENTS. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

            (x) SUBCHAPTER M. The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

            (xi)     NO  MANIPULATION  OF  MARKET  FOR  AMPS.   Except  for  the
      authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the AMPS, and (b) until the Closing Time, (i) sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

            (xii) RULE 462(b) REGISTRATION STATEMENT. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

            (xiii) AUDITOR'S CONFIRMATION. The Fund will furnish to the Representative, on the date on which delivery is made to the Rating Agencies, the Auditor's Confirmation (as defined in the Charter) corresponding to the Preferred Shares Basic Maintenance Report (as defined in the Charter) for the first Annual Valuation Date (as defined in the Charter) following the Closing Time.

      (b) Except as provided in this Agreement, the Fund will not sell, contract to sell or otherwise dispose of any of its shares of preferred stock of the same series as the AMPS or any securities convertible into or exercisable or exchangeable for its shares of preferred stock of the same series as the AMPS, or grant any options or warrants to purchase its shares of preferred stock of the same series as the AMPS, for a period of 180 days after the date of the Prospectus, without the prior written consent of Merrill Lynch.

      (c) On the date of the purchase and sale contemplated by this Agreement (the "Closing Date"), and assuming the receipt of the proceeds of the issuance of the AMPS on such date, the Fund will use all or a portion of such proceeds to repay any liability that the Fund has for borrowed money outstanding on the Closing Date (except for short-term liabilities in connection with settling sales or purchases of portfolio securities), including interest thereon, including for this purpose any liability of the Fund outstanding on such date under any reverse repurchase agreement.

      SECTION 4.      Payment of Expenses.

      (a) EXPENSES. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS,
(iii) the preparation, issuance and delivery of the certificates for the AMPS to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisors, (v) the qualification of the AMPS under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the AMPS, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD, Inc. (the "NASD") of the terms of the sale of the AMPS and marketing materials.

      (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund or the Advisers shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5.      Conditions of Underwriters' Obligations.

      The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Advisers contained in Section 1 hereof or in certificates of any officer of the Fund or the Advisers delivered pursuant to the provisions hereof, to the performance by the Fund and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

      (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

      (b) OPINIONS OF COUNSEL FOR THE FUND AND THE ADVISERS. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Kirkpatrick and Lockhart LLP, counsel for the Fund and of Willkie Farr & Gallagher LLP, counsel to the Advisers, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters as to the matters set forth in EXHIBIT A and EXHIBIT B hereto.

      (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (iv), (v) (solely as to preemptive or other similar rights arising by operation of law or under the articles or by-laws of the Fund), (vii), (viii), (x), (xi) (solely as to the information in the Prospectus under "Description of AMPS"), (xvi), (xvii) and the penultimate paragraph of EXHIBIT A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

      (d) OPINION OF SPECIAL COUNSEL FOR UNDERWRITERS. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, special counsel for the
Underwriters,   in  form  and   substance   satisfactory   to  counsel  for  the
Underwriters.

      (e) OFFICERS' CERTIFICATES. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President of each of the Advisers, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Advisers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission.

      (f) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (g) BRING-DOWN COMFORT LETTER. At Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (h) RATING. The Fund shall have delivered and the Representative shall have received evidence satisfactory to the Representative that the AMPS are rated 'Aaa' by Moody's and 'AAA' by Fitch as of the Closing Time, and there shall not have been given any written notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the AMPS by Moody's or by Fitch.

      (i) ASSET COVERAGE. As of the Closing Time and assuming the receipt of the net proceeds from the sale of the AMPS, and, with respect to the Preferred Shares Basic Maintenance Amount only, using portfolio holdings and valuations as of the close of business of any day not more than six business days preceding the Closing Time (provided that the total net assets of the Fund as of the Closing Time have not declined by 5% or more from such valuation date), the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Charter) each will be met.

      (j) MATERIAL AGREEMENTS. At Closing Time, the Representative shall have received a certificate from the President or a Vice President of each of the Advisers, dated as of Closing Time, to the effect that Exhibit C is a true and complete list of all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, notes, leases or other agreements or instruments of each of the Advisers that are material to the business or operations of each of the Advisers.

      (k) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the issuance and sale of the AMPS as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

      (l) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

      SECTION 6.      Indemnification.

      (a) INDEMNIFICATION OF UNDERWRITERS. The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to
      Section 6(e) below) any such settlement is effected with the prior written consent of the Fund and the Advisers; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Advisers by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the Fund or the Advisers will not be liable to any Underwriter with respect to any Prospectus to the extent that the Fund or the Advisers shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold AMPS to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the final Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary Prospectus which was corrected in the final Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such final Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

      (b) INDEMNIFICATION OF FUND, ADVISERS, DIRECTORS, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Advisers, their respective directors and officers, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Advisers by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Advisers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

      (e) INDEMNIFICATION OR CONTRIBUTION BY THE FUND. Any indemnification or contribution by the Fund shall be subject to the requirements and limitations of
Section 17(i) of the 1940 Act.

      SECTION 7.      Contribution.

      If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Advisers on the one hand and the Underwriters on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Fund and the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the AMPS as set forth on such cover.

      The relative fault of the Fund and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Fund and each director of the Advisers, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Advisers, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Advisers, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of AMPS set forth opposite their respective names in SCHEDULE A hereto and not joint.

      SECTION 8.      Representations, Warranties and Agreements to Survive
                      Delivery.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Advisers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Advisers, and shall survive delivery of the AMPS to the Underwriters.

      SECTION 9.      Termination of Agreement.

      (a) TERMINATION; GENERAL. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Advisers, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the shares of common stock of the Fund has been suspended or materially limited by the Commission or the AMEX, or if trading generally on the New York Stock Exchange or the AMEX or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

      SECTION 10.     Default by One or More of the Underwriters.

      If one or more of the Underwriters shall fail at Closing Time to purchase the AMPS which it or they are obligated to purchase under this Agreement (the "Defaulted AMPS"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted AMPS in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted AMPS does not exceed 10% of the number of AMPS to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number of Defaulted AMPS exceeds 10% of the number of AMPS to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11.     Tax Disclosure.

      Notwithstanding  any  other  provision  of  this   Agreement,   from   the
commencement of discussions with respect to the transactions contemplated hereby, the Fund and the Advisers (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

      SECTION 12.     Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; notices to the Fund shall be directed to the office of Neuberger Berman Management Inc. at 605 Third Avenue, New York, New York 10158-0180, attention of Peter E. Sundman, cc: Art Delibert, Kirkpatrick & Lockhart, 1800 Massachusetts Avenue NW, Washington, DC, 20036; and notices to the Advisers shall be directed to the office of Neuberger Berman Management Inc. at 605 Third Avenue, New York, New York 10158-0180, attention of Peter E. Sundman, cc: Ellen Metzger, Neuberger Berman Management Inc., 605 Third Avenue, New York, New York 10158-0180.

      SECTION 13.     Parties.

      This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, the Advisers and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Advisers and their respective successors and the controlling persons and officers, directors and directors referred to in
Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the
Underwriters, the Fund, the Advisers and their respective partners and successors, and said controlling persons and officers, and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of AMPS from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14.     GOVERNING LAW AND TIME.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED

IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15.     Effect of Headings.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Advisers in accordance with its terms.


                                           Very truly yours,

                                           NEUBERGER BERMAN REAL ESTATE
                                           SECURITIES INCOME FUND INC.



                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                           NEUBERGER BERMAN MANAGEMENT INC.



                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                           NEUBERGER BERMAN, LLC



                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:
CONFIRMED AND ACCEPTED,

as of the date first above written:

      MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By:

Authorized Signatory

      For itself and as Representative of the
other Underwriters named
in SCHEDULE A hereto.

                                   SCHEDULE A

          Name of Underwriter                                      Number of AMPS
          -------------------                                      --------------
                                                         Series A   Series B   Series C   Series D
Merrill Lynch, Pierce, Fenner & Smith                     1,225      1,225      1,225      1,225
          Incorporated..................................
A.G. Edwards & Sons, Inc................................   735        735        735        735
Lehman Brothers Inc.....................................   490        490        490        490
                                                        =========   ======== ==========  =========

          Total.........................................  2,450      2,450     2,450      2,450

                                    Sub A-1

                                   SCHEDULE B

            NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.
                 9,800 Auction Market Preferred Shares ("AMPS")
                       2,450 Shares 1.10% AMPS, Series A
                       2,450 Shares 1.10% AMPS, Series B
                       2,450 Shares 1.10% AMPS, Series C
                       2,450 Shares 1.10% AMPS, Series D
                    Liquidation Preference $25,000 per Share


      1. The liquidation preference per share for the AMPS, determined as provided in said Section 2, shall be $25,000.

      2. The purchase price per share for the AMPS to be paid by the several Underwriters shall be $24,750, such discount from the liquidation preference representing the commission to be paid to the Underwriters for their commitment hereunder of $250.

      3. The initial dividend rate of the AMPS, Series A shall be 1.10% per annum; the initial dividend rate of the AMPS, Series B shall be 1.10% per annum; the initial dividend rate of the AMPS, Series C shall be 1.10% per annum; and the initial dividend rate of the AMPS, Series D shall be 1.10% per annum.

                                    Sch B-1